Exhibit 99.1

Ramco-Gershenson Properties Trust Reports Financial Results for the Fourth Quarter and Year-End 2010

FARMINGTON HILLS, Mich.–(BUSINESS WIRE)--February 14, 2011--Ramco-Gershenson Properties Trust (NYSE:RPT) today announced results for the three and twelve months ended December 31, 2010.

Highlights for the Fourth Quarter:

•	Acquired The Shoppes at Fox River, a 135,610 square foot grocery/mid-box anchored shopping center located in Waukesha (Milwaukee), Wisconsin
•
Acquired the partnership interest in Merchants’ Square, a 278,875 square foot shopping center in Carmel, Indiana recognizing a bargain purchase gain of $9.8 million and a previously deferred gain of $1.8 million

•	Signed 41 new leases totaling 174,645 square feet, including two mid-box leases totaling 52,759 square feet
•	Renewed 61 leases totaling 173,951 square feet at an average rental rate 1.9% below prior rents with an average term of four years
•	Increased the portfolio average annualized base rent per square foot to $10.98 at December 31, 2010, compared to $10.87 for the same period last year
•	Quarter end portfolio leased occupancy of 91.0%

“We are pleased with the progress the Company has made in 2010 as it relates to the long-term goals it established in the second half of 2009.  These objectives include a commitment to improving our core operating portfolio, strengthening the balance sheet and taking advantage of well-timed external growth opportunities,” said Dennis Gershenson, President and CEO.  “Our strategy for 2011 remains focused on these key areas with an added emphasis on reallocating capital from the sale of non-core properties into strategic acquisitions and appropriately managing costs in relation to growth.”

Financial Results

Funds from Operations (FFO) for the three months ended December 31, 2010 was $17.7 million or $0.44 per diluted share, as compared to FFO of $9.8 million, or $0.29 per diluted share for the same period in 2009.  FFO for the three months ended December 31, 2010 included a $9.8 million bargain purchase gain offset by a $0.2 million loss on early extinguishment of debt.

FFO for the twelve months ended December 31, 2010 was $16.5 million or $0.43 per diluted share, as compared to FFO of $45.3 million, or $1.80 per diluted share for the same period in 2009.   In addition to the aforementioned gain and loss, FFO for the twelve months ended December 31, 2010 also included $33.3 million in impairment charges recorded earlier in the year.   Excluding all one-time items, FFO for the three and twelve months ended December 31, 2010 was $0.20 and $1.05 per diluted share, respectively.

Net income (loss) attributable to RPT common shareholders for the three months ended December 31, 2010 was $8.3 million or $0.22 per diluted share, compared to $0.6 million or $0.02 per diluted share for the same period in 2009. Net income (loss) attributable to RPT common shareholders for the twelve months ended December 31, 2010 was $(20.1) million or $(0.57) per diluted share, compared to $13.7 million or $0.62 per diluted share for the same period in 2009.

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FFO and earnings per share amounts were impacted by 19.0 million additional shares issued through equity offerings completed in September of 2009 and May of 2010.

Operating Statistics

As of December 31, 2010, the Company owned equity interests in 89 retail shopping centers consisting of 57 wholly-owned properties and 32 joint venture properties totaling 20.3 million square feet of gross leaseable area, of which 15.6 million is owned by the Company or its joint ventures.  At quarter-end, the total portfolio was 91.0% leased.

During the fourth quarter, the Company executed 41 new leases in its wholly-owned and joint venture portfolios encompassing 174,645 square feet.  The Company executed 26 new leases totaling 72,620 square feet at an average cash rental rate of $13.75 per square foot or a decrease of 6.2% for those spaces with comparable rents.  Also during the fourth quarter, the Company renewed 61 leases encompassing 173,951 square feet at an average cash rental rate of $15.72 per square foot or a decrease of 1.9%.  The decrease is primarily attributable to the renewal of one out lot tenant that was paying an above market rent.  Excluding this one lease, the average rental rate for renewals would have been $15.34 per square foot, or an increase of 0.6%.

At quarter-end, the Company had 48 properties in its wholly-owned, same-center portfolio. On a same- center basis, occupancy was 91.0% compared to 90.9% at September 30, 2010 and 93.4% for the same period last year.  Same-center net operating income (NOI) decreased 1.0% for the quarter and 1.6% for the year, compared to the same periods in 2009.  The decrease in occupancy and NOI was primarily due to the vacancies of Wal-Mart at Village Lakes Shopping Center in Land O’ Lakes, Florida and Old Time Pottery at Promenade at Pleasant Hill in Duluth, Georgia. During the fourth quarter, the Company finalized a lease agreement with Beall’s Outlet for 25,750 square feet of the former Wal-Mart space.

Acquisitions

During the quarter, the Company acquired The Shoppes at Fox River a 135,610 square foot shopping center in Waukesha, Wisconsin, a suburb of Milwaukee, for $23.8 million in an all cash transaction. The Shoppes at Fox River is anchored by a 61,045 square foot Pick ‘n Save (Roundy’s Supermarket) and shadow-anchored by a 132,382 square foot Target. The shopping center is currently 92.6% leased.

Also during the quarter, the Company acquired the partnership interest in Merchants’ Square, a 278,875 square foot shopping center in Carmel, Indiana, which resulted in a bargain purchase gain of $9.8 million as well as a the recognition of a previously deferred gain of $1.8 million.  During the third quarter of 2010, the Company purchased a $32.7 million note secured by Merchants’ Square from the lender for $16.8 million.

Redevelopment

At the end of the fourth quarter the Company had two redevelopments in process, West Allis Towne Centre in West Allis, Wisconsin and The Shoppes at Old Orchard in West Bloomfield, Michigan.  It is anticipated that the Company will spend an additional $2.2 million to complete these projects.  The Company’s total pro-rata cost for these two projects is estimated to be $15.5 million with an expected return on incremental cost of 11.6%.  The two projects are scheduled to be completed by the end of the first quarter of 2011.

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Balance Sheet

During the quarter, the Company obtained a short-term, secured bridge loan for $30 million in order to acquire The Shoppes at Fox River.  The Company also paid off a $10.9 million mortgage and a $4.7 land loan.  The Company anticipates the repayment of the $30 million bridge loan and the $30 million balance remaining under its term loan with proceeds from new long-term, fixed-rate mortgage financings.

At December 31, 2010, the Company’s total market capitalization equaled $1.1 billion, comprised of 40.8 million shares of common stock (or equivalents) valued at $508.5 million and $568.1 million of debt and capital lease obligations, net of cash.  The Company’s ratio of net debt to total market capitalization was 52.8%.  At December 31, 2010, net debt to EBITDA was 8.4x compared to 7.4x for the same period in 2009.  The weighted-average term of the Company’s debt was approximately 4.7 years.

Dividend

On January 3, 2011, the Company paid a fourth quarter cash dividend of $0.16325 per common share (or equivalents) to shareholders of record on December 20, 2010, for the fourth quarter ended December 31, 2010.   The quarterly dividend represents an annualized dividend rate of $0.653 per common share (or equivalents).  The Company’s FFO payout ratio for the year, excluding impairment charges, loss on early extinguishment of debt and a bargain purchase gain, was 62.2%.

2011 Guidance

The Company is reiterating its 2011 FFO guidance range of $0.90 to $1.00 per diluted share.

Conference Call/Webcast

Ramco-Gershenson Properties Trust will host a live broadcast of its fourth quarter conference call on February 15, 2011, at 9:00 a.m. eastern time, to discuss its financial and operating results as well as guidance for 2011.  The live broadcast will be available online at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-0778, no pass code.  A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 660-6853, (pass code-Account #286, Conference ID # 364779), for one week.

Supplemental Materials

The Company’s supplemental financial package is available on its corporate web site at www.rgpt.com in the investor info section, SEC filings tab. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

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About Ramco-Gershenson Properties Trust

Ramco-Gershenson Properties Trust, headquartered in Farmington Hills, Michigan, is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT), which owns, develops, acquires, manages and leases community shopping centers, regional malls and single tenant retail properties. At December 31, 2010, the Company owned and managed a portfolio of 89 shopping centers, with approximately 20.3 million square feet of gross leaseable area, of which 15.6 million is owned by the Company or its joint ventures.  The shopping centers are located in Michigan, Florida, Georgia, Ohio, Wisconsin, Tennessee, Indiana, New Jersey, Virginia, South Carolina, Maryland and Illinois. For additional information regarding Ramco-Gershenson Properties Trust visit the Company's website at www.rgpt.com.

This press release contains forward-looking statements with respect to the operation of certain of the Trust’s properties.  Management of Ramco-Gershenson believes the expectations reflected in the forward-looking statements made in this press release are based on reasonable assumptions.  Certain factors could occur that might cause actual results to vary, the ongoing U.S. recession, the existing global credit and financial crisis and other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, adverse changes in the retail industry, our continuing to qualify as a REIT and other factors discussed in the Trust’s reports filed with the Securities and Exchange Commission.

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Ramco-Gershenson Properties Trust
Consolidated Balance Sheets
As of December 31, 2010
(in thousands)

	December 31,
	2010	2009
ASSETS
Income producing properties, at cost:
Land	$114,814	$99,147
Buildings and improvements	863,229	825,547
Less accumulated depreciation and amortization	(213,919)	(194,181)
Income producing properties, net	764,124	730,513
Construction in progress and land held for development or sale (including $25,812 and $0 of consolidated variable interest entities, respectively)	95,906	78,161
Net real estate	$860,030	$808,674
Equity investments in unconsolidated joint ventures	105,189	97,506
Cash and cash equivalents	10,175	8,431
Restricted cash	5,726	4,207
Accounts receivable, net	10,451	14,786
Notes receivable	3,000	12,566
Other assets, net	58,258	51,787

TOTAL ASSETS	$1,052,829	$997,957

LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgages and notes payable (including $4,605 and $0 of consolidated variable interest entities, respectively)	$571,694	$552,836
Capital lease obligation	6,641	6,924
Accounts payable and accrued expenses	24,986	26,155
Other liabilities	3,462	-
Distributions payable	6,680	5,477
TOTAL LIABILITIES	$613,463	$591,392

Ramco-Gershenson Properties Trust shareholders' equity:
Common shares of beneficial interest, $0.01 par, 45,000 shares authorized,
37,947 and 30,907 shares issued and outstanding as of December 31, 2010
and 2009, respectively	$379	$309
Additional paid-in capital	563,370	486,731
Accumulated distributions in excess of net income	(161,476)	(117,663)
Accumulated other comprehensive loss	-	(2,149)
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	402,273	367,228
Noncontrolling interest	37,093	39,337
TOTAL SHAREHOLDERS' EQUITY	439,366	406,565

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,052,829	$997,957

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Ramco-Gershenson Properties Trust
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2010
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2010	2009	2010	2009
REVENUE
Minimum rent	$20,426	$20,404	$80,994	$82,972
Percentage rent	57	92	410	742
Recovery income from tenants	8,786	7,911	30,957	32,616
Other property income	499	652	3,203	1,608
Management and other fee income	1,035	880	4,194	4,916
TOTAL REVENUE	30,803	29,939	119,758	122,854

EXPENSES
Real estate taxes	4,460	4,367	17,237	18,141
Recoverable operating expense	4,700	4,300	15,637	15,646
Other non-recoverable operating expense	1,154	802	3,719	2,762
Depreciation and amortization	9,126	7,574	31,990	30,886
General and administrative	5,180	2,322	18,330	14,363
TOTAL EXPENSES	24,620	19,365	86,913	81,798

INCOME BEFORE OTHER INCOME, EXPENSES AND DISCONTINUED OPERATIONS	6,183	10,574	32,845	41,056

OTHER INCOME AND EXPENSES
Other income (expense)	48	312	(973)	870
Gain (loss) on sale of real estate	(36)	(1)	2,096	5,010
Earnings (loss) from unconsolidated joint ventures	441	(21)	(221)	1,328
Interest expense	(9,155)	(7,323)	(35,362)	(31,088)
Provision for impairment	-	-	(28,787)	-
Impairment charge on unconsolidated joint ventures	-	-	(2,653)	-
Bargain purchase gain on acquisition of real estate	9,836	-	9,836	-
Deferred gain recognized upon acquisition of real estate	1,796	-	1,796	-
Loss on early extinguishment of debt	(242)	-	(242)	-
Restructuring costs and other items	-	(2,828)	-	(4,379)
INCOME (LOSS) FROM CONTINUING OPERATIONS	8,871	713	(21,665)	12,797

DISCONTINUED OPERATIONS
Gain (loss) on sale of real estate	-	-	(2,050)	2,886
Income (loss) from operations	2	(22)	(9)	253
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	2	(22)	(2,059)	3,139

NET INCOME (LOSS)	8,873	691	(23,724)	15,936
Net (income) loss attributable to noncontrolling partner interest	28	-	1,944	(35)
Net (income) loss attributable to noncontrolling OP unit holder interest	(583)	(108)	1,632	(2,181)
NET INCOME (LOSS) ATTRIBUTABLE TO RAMCO-GERSHENSON PROPERTIES
TRUST COMMON SHAREHOLDERS	$8,318	$583	$(20,148)	$13,720

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.22	$0.02	$(0.52)	$0.50
Discontinued operations	-	-	(0.05)	0.12
	$0.22	$0.02	$(0.57)	$0.62
EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.22	$0.02	$(0.52)	$0.50
Discontinued operations	-	-	(0.05)	0.12
	$0.22	$0.02	$(0.57)	$0.62
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	37,649	30,802	35,046	22,193
Diluted	37,845	30,802	35,224	22,193

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Ramco-Gershenson Properties Trust
Funds from Operations
For the Three and Twelve Months Ended December 31, 2010
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Net income (loss) attributable to RPT common shareholders [1]	$8,318	$583	$(20,148)	$13,720
Adjustments:
Rental property depreciation and amortization expense	8,920	7,371	31,213	30,141
Pro rata share of real estate depreciation from unconsolidated joint ventures	1,717	1,666	6,798	6,678
Loss (gain) on sale of depreciable real estate	(1,809)	22	241	(7,457)
Noncontrolling interest in Operating Partnership	583	108	(1,632)	2,181
FUNDS FROM OPERATIONS	17,729	9,750	16,472	45,263
Impairment charges	-	-	33,260	-
Bargain purchase gain on acquisition of real estate	(9,836)	-	(9,836)	-
Loss on early extinguishment of debt	242	-	242	-
FUNDS FROM OPERATIONS, EXCLUDING ITEMS ABOVE	$8,135	$9,750	$40,138	$45,263

Weighted average common shares	37,649	30,802	35,046	22,193
Shares issuable upon conversion of Operating Partnership units	2,901	2,918	2,902	2,919
Dilutive effect of securities	196	-	178	-
WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING, DILUTED	40,746	33,720	38,126	25,112

FUNDS FROM OPERATIONS, PER DILUTED SHARE	$0.44	$0.29	$0.43	$1.80
Impairment charges	-	-	0.87	-
Bargain purchase gain on acquisition of real estate	(0.25)	-	(0.26)	-
Loss on early extinguishment of debt	0.01	-	0.01	-
FUNDS FROM OPERATIONS, EXCLUDING ITEMS ABOVE, PER DILUTED SHARE	$0.20	$0.29	$1.05	$1.80

Dividend per common share	$0.1633	$0.1633	$0.6530	$0.7892
Payout ratio - FFO, excluding items above [1]	81.7%	56.5%	62.2%	43.8%

[1] Net income (loss) attributable to RPT common shareholders for the twelve months ended December 31, 2010 includes a non-cash provision for impairment related to the value of certain development land parcels of $28,787, an impairment of a long-lived asset in an unconsolidated joint venture of $1,820, and other than temporary impairment of our equity investments in unconsolidated joint ventures of $2,653.

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Management considers funds from operations, also known as “FFO,” an appropriate supplemental measure of the financial performance of an equity REIT.  Under the NAREIT definition, FFO represents net income attributable to common shareholders, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America (“GAAP”), gains (losses) on sales of depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures.  FFO should not be considered an alternative to GAAP net income attributable to common shareholders as an indication of our performance.   We consider FFO as a useful measure for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs.  However, our computation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.

CONTACT:
Ramco-Gershenson Properties Trust
Dawn Hendershot, 248-592-6202
Director of Investor Relations and Corporate Communications